UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 18, 2023

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 3165

Harrisburg, Pennsylvania 17105

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	RAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Rite Aid Corporation (“Rite Aid”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on August 18, 2023. The following is a summary of the matters voted on at the Annual Meeting.

(a)	The stockholders elected Rite Aid’s nominees to the Board of Directors. The nominees to Rite Aid’s Board of Directors and the number of shares cast for, the number against, the number abstaining and broker non-votes, with respect to each of these persons, were as follows:

Board Nominees

Name	For	Against	Abstain	Broker Non-Votes
Bruce G. Bodaken	8,359,075	5,345,699	239,208	21,145,638
Elizabeth “Busy” Burr	9,697,011	3,966,285	280,686	21,145,638
Bari Harlam	8,978,317	4,620,666	344,999	21,145,638
Robert E. Knowling, Jr.	8,969,299	4,637,323	337,360	21,145,638
Arun Nayar	8,990,608	4,612,421	340,953	21,145,638
Kate B. Quinn	9,122,010	4,518,353	303,619	21,145,638

(b)	The stockholders ratified the appointment of Deloitte & Touche LLP as Rite Aid’s independent registered public accounting firm. The number of shares cast in favor of the ratification of Deloitte & Touche LLP, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
27,418,162	7,307,491	363,967	0

(c)	The stockholders approved, on an advisory basis, the compensation of Rite Aid’s Named Executive Officers as set forth in the Definitive Proxy Statement. The number of shares cast in favor of the compensation of Rite Aid’s Named Executive Officers, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
8,321,452	5,312,020	310,510	21,145,638

(d)	The stockholders recommended, on an advisory basis, a one year frequency of future advisory votes to approve the compensation of Rite Aid's Named Executive Officers. The number of shares cast in favor of a one year frequency of future advisory votes, the number cast in favor of a two year frequency of future advisory votes, the number cast in favor of a three year frequency of future advisory votes, and the number abstaining were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
11,591,333	423,902	1,213,450	715,297	21,145,638

Based upon the results of this vote, and consistent with the Board’s recommendation, Rite Aid has determined that it will hold an advisory "say-on-pay" vote every year in connection with its annual meeting of stockholders until the next stockholder vote on the frequency of "say-on-pay" votes.

(e)	The stockholders did not approve the amendments to the Rite Aid Corporation Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions contained therein as set forth in the Definitive Proxy Statement. The number of shares cast in favor of the adoption of the amendment, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
9,821,811	3,830,703	291,468	21,145,638

(f)	The stockholders did not approve a stockholder proposal to require an annual advisory vote on the compensation of Rite Aid's directors. The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
5,702,261	8,047,833	193,888	21,145,638

(g)	The stockholders approved a stockholder proposal to adopt an executive compensation adjustment policy. The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
7,280,435	6,455,280	208,267	21,145,638

(h)	The stockholders did not approve a stockholder proposal, introduced from the floor by Mr. Steven Krol, requesting that the Board of Directors take the steps necessary to amend Rite Aid's governance documents to give stockholders of record and beneficial stockholders an equal right to call for a special meeting of stockholders so long as they hold at least 10% of Rite Aid's stock. The inspector of election applied the discretionary authority of the proxy holders with respect to registered shares (but not “street name” shares), and accordingly reported that 94,179 shares cast votes in favor of the stockholder proposal and 320,759 shares cast votes against the proposal. Applying the discretionary authority of the proxy holders to all registered shares and to shares held in “street name” providing voting instructions, the number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
94,179	13,849,803	0	21,145,638

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 24, 2023	By:	/s/ Matthew C. Schroeder
	Name:	Matthew C. Schroeder
	Title:	Executive Vice President and Chief Financial Officer